Exhibit 10.10

IP ASSIGNMENT AGREEMENT

This IP Assignment Agreement (the “Agreement”) is dated as of July 22, 2022 (the “Effective Date”), by and between Gail Levy, and individual (“Levy”) and HyEdge IP Company., a Delaware corporation (“HyEdge”) (collectively referred to herein as “Company”), one the one hand, and HFactor , a Georgia corporation (“Assignee”), on the other hand. In consideration of the covenants and agreements contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Defined Term. “Intellectual Property” shall mean any of the following rights of the Company, in any jurisdiction, that arise out of or are related to the items of intellectual property described on Schedule A and Schedule B, attached hereto: (a) patents and patent applications, (b) trademarks, service marks, trade dress, corporate, trade, and business names and other indicia of origin whether registered or unregistered, and all registrations and applications for the same and all associated goodwill, (c) all rights to enforce the aforementioned rights with respect to past, present, and future infringements and misappropriations thereof, and any rights of renewal of all such rights as described in this paragraph.

2. Assignment.

(a)                Except as set forth below in Section 2(b), the Company hereby irrevocably assigns, transfers, and conveys to Assignee all of Company’s right, title, and interest in and to the Intellectual Property and all associated Assigned IP Rights Documents, as such term is defined in Section 4 below (collectively, the “Assigned IP Rights”), which assignment shall include, but not be limited to those items of intellectual property which are set forth on the attached schedules and referred to therein as Schedule A and Schedule B. This assignment includes all claims, actions, rights, and demands arising from the Assigned IP Rights, including, without limitation, causes of action to sue for past, current, or future infringement, dilution, misappropriation, or violation thereof and other enforcement rights, including, without limitation, the right to collect and retain proceeds and damages. To the full extent permissible under applicable law.

(b)                Assignee agrees that it shall remit, transfer or otherwise pay to Levy 50% of any net revenue, net profit share, or net proceeds, including but not limited to the net of interests, securities or assets it receives in connection with the use of, improvement of, monetization of, license of, exploitation of or any action related to any Assigned IP Rights or improvements thereof) for uses, applications and purposes excluding beverages and the business of beverages (“Non-Beverage IP Applications”), including, without limitation, any rights to share in the profits from such future uses, future improvements, and futures applications thereof. By means of example, Assignee and Levy shall contribute equally to the direct cost and expense of any and all development, exploitation, monetization of, and/or license of the Non-Beverage IP Applications (except for any allocation of general overhead expenses) (the “Exploitation Costs”), and Assignee shall have the right to withhold Levy’s 50% share of all Exploitation Costs, from first monies or other revenue received in regards such Non-Beverage IP Applications. In the event Assignee proposes to enter into any Fundamental Transaction (as defined below) it shall ensure that the obligations to Levy contained in this Section 2(b) are upheld and shall be binding on the acquiror or surviving person (as the case may be) following the completion of the Fundamental Transaction. A “Fundamental Transaction is a transaction (or series of transactions) with a person other than Levy (or an entity controlled by Levy) that is (a) a change of control of Assignee, (b) the merger of Assignee with another person or persons, (c) a sale of all or substantially all of the Assignees Assets, (d) a sale or other transfer of the Assigned IP Rights, or (e) any other transaction (or series of transactions) in which after the completion of the transaction (or series of transactions) the holders of the equity securities of Assignee before the transaction (or series of transactions) hold less than 75% of the equity securities of Assignee or other surviving person. Assignee agrees that it shall take no actions which would frustrate the intent of this Section 2(b). Assignee agrees that it shall notify Levy of any transaction which would implicate this Section 2(b) at least ten business days prior to entering into such transaction and in connection with such notice shall provide Levy with copies of any proposed agreements and other documents effectuating such transaction.

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(c)                In consideration of the Assigned IP Rights, Levy shall receive 715,000 shares of the Assignee’s common stock from the Assignee’s Regulation A offering at $1.00 per share (“Common Stock”). In addition, (i) Levy shall enter into and shall abide by the Assignee’s usual and customary leak-out agreement for similarly situated shareholders, in a form to be approved by the Assignee; and (ii) Levy shall abide by and be subject to all of the rules and regulations of the SEC and all other stock exchanges on which the Assignee’s shares may be bought or sold.

3. Further Assurances. Upon request by Assignee at any time, Company shall, and shall cause all of its employees and agents to, cooperate with Assignee and execute all documents and instruments and do all other things deemed reasonably necessary or useful by Assignee in connection with the assignment of the Assigned IP Rights.

4. Delivery of Assigned IP Rights Documents. Company shall deliver to Assignee all documents, records, and files in the possession or control of Company or its counsel or agents relating to the Assigned IP Rights, including, without limitation: (i) complete prosecution files and docketing reports, including, without limitation, materials filed or prepared for the purpose of being filed with the United States Patent and Trademark Office or similar authority in any other jurisdiction; (ii) all agreements in its possession relating to the Assigned IP Rights; (iii) copies of laboratory notebooks, documents, records, and files relating to the conception or reduction to practice of the Assigned IP Rights; (iv) copies of documents, records, and files relating to any marking activities or to the assertion, licensing, enforcement or defense of the Assigned IP Rights; and (v) copies of any other materials or information in the possession or control of, or known to, Company, its counsel, or its agents that is reasonably likely to be required to be produced in any litigation to enforce the Assigned IP Rights; but with respect to all of the foregoing, specifically excluding any attorney-client or work-product privileged information.

5. Representation and Warranties. Company represents and warrants to Assignee that: (1) Company has all necessary power and authority to execute and deliver this Agreement, and perform Company’s obligations hereunder; (2) the execution, performance, and delivery of this Agreement by Company will not conflict with or violate or result in any breach of, or constitute a default under, any contract, agreement or other obligation of Company; (3) Company has not granted any license (whether exclusive or non-exclusive), covenant not to sue, or other right under the Assigned IP Rights to any third party except for the Assignee; (4) Company is the sole and exclusive owner of the Intellectual Property set forth on Schedule B (patents), free and clear of all liens and encumbrances; (5) to the knowledge of Company, no person has infringed, violated, misappropriated, or diluted, or is infringing, violating, misappropriating, or diluting, any of the Assigned IP Rights; and (6) the agreements, spreadsheets, tables, schedules and documents delivered by Company to third parties in furtherance of this Agreement and that certain Memorandum of Understanding to be signed by the Assignee are true, correct and complete in all material terms, manners and ways.

6. Amendments. This Agreement may only be amended, modified, or supplemented by a written agreement executed by an authorized representative of each party. No party may assign this Agreement (whether by merger, sale of assets, sale of equity, operation of law, or otherwise) without the prior written consent of the other parties.

SIGNATURE PAGE TO FOLLOW

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Signature Page to IP Assignment Agreement

IN WITNESS WHEREOF, Levy, HyEdge and Assignee execute this Agreement as of the date first set forth above on the Effective Date.

HYEDGE:		HYEDGE IP COMPANY,
a Delaware corporation

	By:	/s/ Gail Levy
Gail Levy, CEO

LEVY:		/s/ Gail Levy
Gail Levy, an individual

ASSIGNEE:		HFACTOR, INC.
a Georgia corporation

	By:	/s/ Gail Levy
Gail Levy, President

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SCHEDULE A TO

IP ASSIGNMENT AGREEMENT

Trademarks

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SCHEDULE B TO

IP ASSIGNMENT AGREEMENT

Patents

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